Exhibit 10.3

CERTIFICATES  CHANGE AND  TECHNOLOGY  SHARING  AGREEMENT  OF  EIGHTEEN  WELLNESS
PRODUCTS

This Agreement has been entered into as of October 26, 2005 in Wuqing New Tech Industrial Park, Tianjin, and P.R.C. by the following Parties:

Assignor: Tianjin Tianshi Biological Development Co.,Ltd.( Hereinafter " Party A") Legal Registered Office: Wuqing New Tech Industrial Park, Tianjin, P.R.C. Legal Person: LI,JINYUAN

Assignee: Tianjin Tianshi Biological Engineering Ltd.( called Party B below) Legal Registered Office: No.6, Yuanquan Rd. Wuqing New Tech Industrial Park, Tianjin, P.R.C Legal Person: LI,JINYUAN

Whereas Party A holds the ownership of "Wellness Products Certificates" of 18 wellness products approved by State Food and Drug Administration of the P.R. China (refer to Appendix 1) and relevant manufacture technology; and Party A desires to change the sole ownership of "Wellness Products Certificates" of 18 wellness products and relevant manufacture technology into sharing ownership by Party A and Party B,; and

Whereas Party B has long term cooperation relationship with Party A, and Party B is responsible for sales and marketing of such 18 wellness products in China for a long time. Party B agrees to share with Party A the above ownership of "Wellness Products Certificates" of the 18 wellness products and manufacture technology.

Therefore, in consideration of reinforcing the cooperation between the two Parties and achieving the maximized economical benefits and returns for both sides, Party A and Party B hereto agree as follows with regard to the above ownership of "Wellness Products Certificates" of the 18 wellness products and relevant manufacture technology:

1. CHANGE OF OWNERSHIP

1.1 Party A agrees to change the ownership of "Wellness Products Certificates" of 18 wellness products and relevant manufacture technology, which is wholly owned and indicated in Appendix 1. After changing, Party A and Party B holds the above ownership of "Wellness Products Certificates" of 18 wellness products together.

1.2 Party B agrees the above changing of ownership of 18 Wellness Products Certificates and relevant manufacture technology, and agrees to share with Party A the above ownership of 18 Wellness Products Certificates and relevant manufacture technology.



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1.3 Both Parties agree to apply to relevant authority for the changing ownership of 18 Wellness Products Certificates and relevant manufacture technology in both Parties' name. Both Parties shall prepare for and submit the required documents based upon the requirements of authority and handle the relevant examining procedures together.

1.4 After the changing of ownership, Party A and Party B shall hold the changed ownership together and both Parties shall take the right as the owners of 18 Wellness Products Certificates and bear the obligations. Either of Party A or Party B has the right to use the 18 Wellness Products Certificates solely and under no restriction to produce, manufacture and sell the wellness products in accord with the requirements of 18 Wellness Products Certificates and relevant laws.

1.5 Both Parties agree that either of two Parties is not allowed to transfer the ownership to any third party after the sole ownership of 18 Wellness Products Certificates is changed into sharing ownership of two Parties.

1.6 Both Parties agree to recommend Party A as the principal of the 18 Wellness Products Certificates after the changing of ownership based upon the provisions of " Regulations of Wellness Products".

2. BUSINESS SCOPE AFTER TRANSFER OF OWNERSHIP

2.1 After the change of ownership of "Wellness Products Certificates" of the 18 wellness products, Party A and Party B still take the right of employing the certificates within the scope prescribed previously.

2.2 After the transfer of manufacture technology of 18 wellness products, Party B shall apply the technology without any restriction except for national laws and regulations.

2.3 Party B shall bear all the responsibilities as a result of employing the "Wellness Product Certificates" of 18 wellness products beyond the registered business scope or against the laws.

3.  COSTS FOR CHANGE

3.1 Both Parties come to the agreement that the costs for the change of the ownership of the "Wellness Products Certificate" of the above 18 wellness products and the production technology should be pursuant to the "Market Evaluation Report" from the Nutrition Supplements Market Committee of the China Healthcare Association.

3.2 Both Parties come to the agreement that the change of the ownership of the "Wellness Products Certificate" of the above 18 wellness products and the production technology aims at the reinforcement of bilateral cooperation and the



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realization of economic returns satisfactory for both sides, and the transaction price should be in accordance with what is confirmed in the "Market Evaluation Report": Party B makes a payment of 9,869,796 RMB to Party A as the transfer price.

3.3 Any cost charged in the process of the ownership change, including but not limited to the fees from Approval authority, will be charged to Party A.

4. WAYS OF PAYMENTS

Party B must make the payment to Party A in accordance with the following deadlines upon receiving the invoices from Party A:

4.1 Make a deposit equal to 20% of the total price upon the Agreement is signed, that is 1,973,959.2 RMB.

4.2 Party B should pay the rest 7,895,836.8 RMB within 7 days after the ownership name change of the "Wellness Products Certificate" 4.3 Both Parties unanimously agree to pay by (1) cash, (2) check (3) remittance Payment by remittance from Party B should be remitted to the designated account of Party A:

Account Number:
Name of the Bank:

5. TECHNOLOGY TRANSFER

5.1 Party A agrees to transfer all the specific technologies for wellness products, including but not limited to the technological documents about products formulations, production techniques, quality standard etc. to Party B, simultaneously with the change of the ownership of the "Wellness Products Certificate" of the wellness products, in order for Party B to produce the 18 wellness products under the "Wellness Products Certificate".

5.2 Party A should deliver the technologic documents to Party B within 7 working days after the approval of the change of ownership of the "Wellness Products Certificate" of the 18 wellness products.

5.3 After the delivery of the technologic documents to Party B, Party A should still bear the responsibility to instruct Party B to test, try out and produce until Party B can produce the first qualified products, but Party A does not bear the responsibility of economic return attainable for Party B.

5.4 The specific technology for the 18 wellness products is jointly owned by both Parties after the technologic transfer. Either Party is not allowed to transfer the specific technology to any third party without the written


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permission of the other party. Besides,  without any restrictions,  either Party has the authority to employ the 18 specific technologies to manufacture, produce and sell wellness products in its own name in accord with the "Wellness Products Certificate".

5.5  Any  newly  exploited  technical   production  based  on  the  18  specific
technologies from either Party after the technology transfer should belong to both Parties.

5.6 After the technology transfer, both Parties should keep the technology under secret conditions and are not allowed to disclose to any third party.

6 TESTING STANDARDS AND TESTING MANNERS FOR THE TECHNOLOGY TRANSFER

6.1 Testing Standards: in accordance with the national or industrial standards. If no national or industrial standards, in accordance with the technologic parameters promised to achieve by Party A.

6.2 Testing manners: Party B receives the technologic documents from Party A, fully understands the content, and signs for confirmation.

7. DOCUMENT DELIVERY

7.1 The relevant technologic documents and letters, required by the Agreement, shall be written in Chinese and delivered by courier or fax;

7.2 All the documents for delivery shall be regarded to have been delivered according to the following date, whichever happens first:

     o    If delivered by courier, the date when they are submitted;
     o    If delivered by fax, the date when the return receipt is confirmed.

8.  REPRESENTATIONS AND WARRANTIES

8.1 Party A and Party B each respectively represents and warrants that it has the authority and capacity to enter into and execute this Agreement. The two parties have hereto signed this agreement by their duly authorized officers and representatives. The conclusion and execution of this agreement does not cause to be in breach of any contract to or infringe the rights and interests of the third party, or cause the other party to be liable for any responsibility to any third party as a result of the performance of this agreement.

8.2 Party A represents and warrants that it owns the entire intellectual right and technology material of the eighteen wellness products prior to such agreement. It guarantees that the conclusion of the agreement does not infringe any third party's technical rights and interests. Party A shall be responsible for dealing with any legal issues which may incur and bear any costs and liabilities in connection with the performance of this agreement.



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8.3 Party A guarantees that the technical material which is transferred to Party
B is the most recent, and Party B holds the same technical material as Party A does. It guarantees that the material is complete, properly drafted, and reliable. Party A shall transfer the material to party B in accordance with the rules hereinto.

8.4 Party B guarantees that it has acquired or shall acquire the production license, healthy certification, and guarantees that it meets all the necessary requirements for producing and manufacturing wellness products.

8.5 Party B guarantees that it products and manufactures in accordance with the original formulation, quality standard, production techniques of the six wellness products and in compliance with national laws and regulations. Party B is responsible for any economic losses suffered by itself as a result of Party B's breaching the above articles under this agreement. And Party B shall reimburse Party A any economic losses, directly or indirectly suffered by Party A arising out of or in connection with Party B's default.

9. LIABILITY FOR BREACH OF THE AGREEMENT

9.1 If Party A does not provide Party B with the technical materials and guidance on tests, trial, and production in accordance with the time, quantity, quality provisions stipulated hereinabove, Party A shall pay Party B penalty equal to the sum of 5% of technology transfer fee.

9.2 If Party A transfers such technology to any third party without prior approval by Party B, it shall pay Party B penalty equal to the sum of 5% of technology transfer fee.

9.3 In the event that there is any technical error for the transferred technology Party A shall make corrections and improve the quality promptly. If such improvement still cannot reach the production standard, Party A shall pay Party B penalty equal to the sum of 5% of technology transfer fee, moreover, reimburse Party B any losses incurred arising out of or in connection therewith.

9.4 If Party B does not pay transfer fee to Party A in accordance with the time and amount stipulated by this Agreement, Party B shall pay penalty to Party A subject to the bank's rules with respect to deferring payment.

10. CHANGES AND DISSOLUTION OF THE AGREEMENT




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10.1  Without any  reasonable  cause  either party shall not change or terminate this Agreement.

10.2 In the case of failure to complete the ownership transfer procedures of "Wellness Products Certificate" as a result of the change of national policy after the conclusion of this agreement, both parties shall have the right to terminate this Agreement. In such case, both parties shall not bear responsibilities for default and suffer the losses arising out of this by themselves respectively.

11 GOVERNING LAW AND SETTLEMENT OF DISPUTE

11.1 The conclusion, validity, interpretation, implementation, amendments, termination and settlement of dispute arising out of or in connection with this agreement shall be governed by the laws of the PRC.

11.2 The two parties hereto shall make all reasonable efforts to solve any dispute arising out of the implementation of this agreement through friendly consultation. In case no settlement can be reached through consultation, the court where Party A is located shall have jurisdiction to hear and determine the suit subject to this written agreement.

12 OTHERS

12.1 A supplemental agreement shall be signed separately thereafter by both parties if some other items are to be covered.

12.2 The changed parts, if there are any, shall be invalid unless they are properly sealed and validated by both parties.

12.3 If any provision of this Agreement or part thereof is rendered void or unenforceable, it shall not affect in any way the validity or enforceability of any other provision of this Agreement.

12.4 The Agreement shall take effect after both parties have affixed their respective seals under the hands of their respective officers duly authorized in that behalf. In the event that a notarization is needed, the Agreement shall become effective after it is notarized by public notarial authority.

This Agreement shall be executed in eight originals. Each party holds one copy and others will be submitted to the authorized governmental department in the course of proceeding the transfer application procedures.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.


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PARTY A: TIANJIN TIANSHI BIOLOGICAL DEVELOPMENT CO., LTD.


SIGNED BY /s/ Jinyuan Li
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DATE October 26, 2005
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CONTACT Fusen Han
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TEL 0086-22-82137186
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FAX 0086-22-82133481
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ADD. No. 6, Yuanquan Road, Wuqing New-tech Industrial Park, Tianjin, P.R. China
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PARTY B: TIANJIN TIANSHI BIOLOGICAL ENGINEERING CO., LTD.

SIGNED BY /s/ Jinyuan Li
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DATE October 26, 2005
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CONTACT Fusen Han
       -------------------------------------------------------------------------

TEL 0086-22-82137186
   -----------------------------------------------------------------------------

FAX 0086-22-82133481
   -----------------------------------------------------------------------------

ADD. No. 6, Yuanquan Road, Wuqing New-tech Industrial Park, Tianjin, P.R. China
    ----------------------------------------------------------------------------